                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement    / / Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            UROHEALTH Systems, Inc.
                            -----------------------
                (Name of Registrant as Specified In Its Charter)

                           --------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $ 500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.

/ / Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------

                             UROHEALTH SYSTEMS, INC.
                            5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                                 (714) 668-5858

Dear Stockholder:

         You are cordially invited to attend the 1996 Annual Meeting of Stockholders (the "Annual Meeting"), of UROHEALTH Systems, Inc. ("Urohealth" or the "Company") to be held on July 25, 1996, at the Company's corporate office located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, commencing at 10:00 a.m. local time.

         At the Annual Meeting, stockholders will be asked to consider and vote upon six proposals.

         Proposal No. 1 is the election of a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         Proposal No. 2 is the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ended March 31, 1997 (the "Accountants Proposal").

         Proposal No. 3 is to consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of all classes of stock to 55,000,000, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Authorized Stock Proposal").

         Proposal No. 4 is to consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to entitle the holders of the Company's 8.75% Convertible Subordinated Debentures due 2006 to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock (and any other shares of capital stock of the Company entitled to vote at a meeting of stockholders) as one class (the "Debenture Voting Rights Proposal").

         Proposal No. 5 is to consider and vote upon a proposal to approve an amendment to the Company's 1994 Stock Incentive Plan to clarify that when determining the maximum number of shares issuable under the plan, that the Company's Convertible Subordinated Debentures and other securities that vote with the holders of Common Stock on an "as converted" basis are included in the calculation and to provide that the calculation is determined with reference to the Company's current outstanding securities rather than those outstanding as of the prior December 31st (the "Stock Plan Proposal").

         Proposal No. 6 is to consider and vote upon a proposal to approve the adoption of the 1996 Directors' Stock Incentive Plan (the "Directors' Plan") to permit the issuance of options to the Company's non-employee directors of options exercisable into an aggregate of 300,000 shares of Common Stock (the "Directors' Plan Proposal").

         After careful consideration, your Board of Directors believes that the Accountants Proposal, the Authorized Stock Proposal, the Debenture Voting Rights Proposal, the Stock Plan Proposal and the Directors' Plan Proposal are fair and reasonable to, and in the best interests of, the Company and its stockholders. THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSALS SET FORTH ABOVE AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE PROPOSALS AND THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL MEETING.

         It is important that your shares be voted at the Annual Meeting, regardless of the number of shares you hold. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting your shares in person if you do attend.

         We look forward to seeing you on July 25, 1996.

                                            Sincerely,

                                            Charles A. Laverty
                                            Chairman of the Board and
                                            Chief Executive Officer

                             UROHEALTH SYSTEMS, INC.
                            5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                                 (714) 668-5858

To the Stockholders of
UROHEALTH Systems, Inc.:

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting"), of UROHEALTH Systems, Inc. ("Urohealth" or the "Company") will be held on July 25, 1996, at the Company's corporate offices located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, commencing at 10:00 a.m. local time, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified.

         2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997 (the "Accountants Proposal").

         3. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of all classes of stock to 55,000,000, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Authorized Stock Proposal").

         4. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to entitle the holders of the Company's 8.75% Convertible Subordinated Debentures due 2006 (the "Convertible Subordinated Debentures") to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock (and any other shares of capital stock of the Company entitled to vote at a meeting of stockholders) as one class (the "Debenture Voting Rights Proposal").

         5. Proposal No. 5 is to consider and vote upon a proposal to approve an amendment to the Company's 1994 Stock Incentive Plan to clarify that when determining the maximum number of shares issuable under the plan, that the Company's Convertible Subordinated Debentures and other securities that vote with the holders of Common Stock on an "as converted" basis are included in the calculation and to provide that the calculation is determined with reference to the Company's current outstanding securities rather than those outstanding as of the prior December 31st (the "Stock Plan Proposal").

         6. Proposal No. 6 is to consider and vote upon a proposal to approve the adoption of the 1996 Directors' Stock Incentive Plan (the "Directors Plan") to permit the issuance of options to the Company's non-employee directors of options exercisable into an aggregate of 300,000 shares of Common Stock (the "Directors' Plan Proposal").

         7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only those stockholders of record at the close of business on July 5, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. Proxies are revocable at any time prior to the time they are voted, and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

                                        By Order of  the Board of Directors


                                        Kevin M. Higgins
                                        Secretary


Newport Beach, California
July ___, 1996

                             UROHEALTH SYSTEMS, INC.
                            5 CIVIC PLAZA, SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660

            --------------------------------------------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UROHEALTH Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on July 25, 1996 (the "Annual Meeting"), at 10:00 a.m., local time, at the Company's corporate offices located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about July ___, 1996.

THE PROXY

         The persons named as proxyholders, Charles A. Laverty, James L. Johnson and Kevin M. Higgins, were selected by the Board of Directors of the Company and are executive officers of the Company.

         All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted FOR the election of those directors named in the attached Proxy Statement, FOR the Accountants Proposal, FOR the Authorized Stock Proposal, FOR the Debenture Voting Rights Proposal, FOR the Stock Plan Proposal, FOR the Directors' Plan Proposal and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

VOTING AT THE ANNUAL MEETING

         Presently, the only issued and outstanding voting securities of the Company are (i) its shares of Common Stock, $.001 par value (the "Common Stock"), of which [14,201,652] shares were outstanding at the close of business on July 5, 1996 (the "Record Date") and (ii) its shares of Series C Preferred Stock, $.001 par value (the "Series C Preferred Stock"), of which 10,000 shares were outstanding at the close of business on the Record Date. The Series C Preferred Stock votes with the Common Stock on an "as converted" basis, and, as of the Record Date, the outstanding Series C Preferred Stock had voting rights equivalent to 4,545,454 shares of Common Stock. The Common Stock and the Series C Preferred Stock are hereinafter referred to as "Voting Stock" and the total number of outstanding shares of Voting Stock as of the Record Date was [18,747,106]. Only holders of record of Voting Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Except as described below, the holders of the Voting Stock of the Company are entitled to one vote per share (or in the case of the Series C Preferred Stock, 50 votes for each share of Common Stock issuable upon conversion of the Series C Preferred Stock into Common Stock) on each matter submitted to a vote of the stockholders.

         The holders of a majority of the Company's outstanding Voting Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted.

         With respect to the election of the Company directors, cumulative voting is not permitted. Directors are elected by a plurality of the votes of the shares of Voting Stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Voting Stock represented and voted at the Annual Meeting is required to ratify the Accountants Proposal, the Stock Plan Proposal and the Directors' Plan Proposal. The affirmative vote of a majority of the outstanding shares of Voting Stock entitled to vote is necessary to approve the Authorized Stock Proposal and the Debenture Voting Rights Proposal.

SOLICITATION

         The Company will bear the expense of soliciting proxies from its stockholders. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may engage Mackenzie Partners ("Mackenzie") to supplement the Company's solicitation efforts, in which case the Company will pay Mackenzie's customary fee, estimated to be approximately $6,000.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         At the Annual Meeting, the Company's stockholders will elect eleven directors, and the holders of the Series C Preferred Stock will elect two directors, of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until any such directors' earlier resignation or removal. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, except for vacancies relating to directors elected by the holders of the Series C Preferred Stock, which are filled by a vote of the remaining director elected by such holders. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any of the nominees of the Board of Directors become unable or unwilling to accept nomination or election as a director, the proxies solicited by the Board of Directors will be voted for such other person as the Board may determine.

         Pursuant to the Employment Agreement between Charles A. Laverty and the Company, the Company is obligated to use its best efforts to cause Mr. Laverty to be elected as a voting member of the Company's Board of Directors during the term of his employment. Pursuant to an agreement between the Company and FoxMeyer Corporation ("FoxMeyer"), the Company has agreed to use its reasonable best efforts to maintain the two Board seats currently held by FoxMeyer nominees as a result of their ownership for the next two years. Messrs. Estrin and Butler have been nominated by FoxMeyer to serve on the Board of Directors. In connection with the acquisition of Osbon Medical Systems, Ltd. ("Osbon"), the Company agreed to nominate three persons designated by the former Osbon shareholders to the Board of Directors of the Company. Messrs. Julian Osbon, James Osbon and Francis Tedesco have been nominated by the former Osbon shareholders to serve on the Board of Directors. Messrs. Blutt and Gross are the two nominees of the holders of the Series C Preferred Stock. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or executive officer was or is to be elected as a director or executive officer, as applicable.

         In voting for directors, each stockholder is entitled to cast one vote for each candidate for each share of Voting Stock. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The nominees for election to the Company's Board of Directors who receive the greatest number of affirmative votes (or in the case of the holders of the Series C Preferred Stock, the greatest number of affirmative votes related to the Series C Preferred Stock) will be elected to the Company's Board of Directors. The Board of Directors has nominated the individuals listed below for election at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE EACH NOMINEE FOR ELECTION AS A MEMBER OF THE BOARD OF DIRECTORS.

         The nominees for election are:

                 Charles A. Laverty                  Lawrence Goelman
                 Mitchell J. Blutt, M.D.             Michael S. Gross
                 Abbey J. Butler                     James B. Osbon
                 John Chamberlin                     Julian W. Osbon
                 Robert W. Elkins, M.D.              Francis J. Tedesco
                 Melvyn J. Estrin                    Gerald W. Timm
                 C. Sage Givens

NOMINEES FOR DIRECTOR

         The following table sets forth the names, ages and positions of all nominees as of the Record Date. A summary of the background and experience of each of these individuals is set forth after the table. Information regarding the Company's executive officers is set forth in Part I of its Annual Report on Form 10-K under the heading "Corporate Executive Officers."

                                    DIRECTORS

Name                             Age          Position Held       Director Since
- - ----                             ---          -------------       --------------
Charles A. Laverty (1)            50         Chief Executive           1994
                                                 Officer
Mitchell J. Blutt, M.D.           39            Director               1996
Abbey J. Butler (2)               57            Director               1995
John S. Chamberlin                68            Director               1996
Robert W. Elkins, M.D. (3)        51            Director               1995
Melvyn J. Estrin (3)              52            Director               1995
C. Sage Givens                    40            Director               1996
Lawrence Goelman (1)(2)(3)        54            Director               1995
Michael S. Gross                  35            Director               1996
James B. Osbon                    58            Director               1995
Julian W. Osbon (1)               56            Director               1995
Francis J. Tedesco (2)            52            Director               1995
Gerald W. Timm                    54            Director               1995

- - --------------

(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee

         CHARLES A. LAVERTY became Chief Executive Officer in September 1994, and Chairman of the Board of Directors in December 1994. Mr. Laverty also served as President of the Company from September 1994 until December 1995. Mr. Laverty has spent the last 15 years of his 20 years of management and marketing experience in the healthcare field and currently serves as a director of Medication Delivery Devices, a producer of home infusion therapy devices. Prior to joining the Company, Mr. Laverty was previously employed as Senior Executive Vice President and was a director of Coram Healthcare Corporation, the second largest home infusion therapy company in the U.S., which was formed by the merger of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc., and T2 Medical, Inc. Mr. Laverty served as the Chairman of the Board, President and Chief Executive Officer of Curaflex Health Services from February 1989 to July 1994. Prior to his association with Curaflex, Mr. Laverty served as President and Chief Executive Officer of InfusionCare, Inc., a home infusion services company, from October 1988 to February 1989. In addition, he has held several positions, including Chief Operating Officer, with Foster Medical Corporation, a durable medical equipment supply company, and worked on both sales and management for C.R. Bard, a medical device company.

         ABBEY J. BUTLER has served as a director of the Company since March 1995. He is Co-Chairman and Co-Chief Executive Officer of FoxMeyer Health Corporation, a distributor of health care products and information-based services throughout North America. Mr. Butler became a director of FoxMeyer Health Corporation in 1990. Mr. Butler also serves as managing partner of Centaur Partners, L.P., an investment partnership owning substantial holdings in FoxMeyer Health, as well as president and a director of C.B. Equities Capital Corp., a New York-based portfolio management firm. Mr. Butler presently serves on the Board of Directors of FWB Bancorporation, the holding company of FWB Bank of Maryland, CST Entertainment Imaging, Inc., a company engaged in digital color enhancement of black and white films, and of Cyclone Fence Corp., the leading U.S. distributor and installer of chain link fence systems. Mr. Butler is also Co-Chairman of Ben Franklin Retail Stores, Inc., a retail craft and variety store chain.

         DR. MITCHELL J. BLUTT has served as a director of the Company since June 1996. Dr. Blutt is the Executive Partner of Chase Capital Partners and an Adjunct Assistant Professor of Medicine at The New York Hospital-Cornell Medical Center. He serves as a director of Hanger Orthopedic Group, Collegiate Health Care, Innotech Corporation, InteCare, Inc., Landec Corporation, Senior Psychology Services Corporation, General Medical Corporation, UtiliMed, Inc., Medical Arts Press, Inc., and ASC Network Corporation. Dr. Blutt received a
B.A. and M.D. from the University of Pennsylvania, and an M.B.A. from the Wharton School, University of Pennsylvania.

         JOHN S. CHAMBERLIN has served as a director of the Company since June 1996. Mr. Chamberlin worked for 22 years in various assignments for General Electric Company, including sales, product planning, marketing, General Manager of Radio Receiver Department and Vice President and General Manager of the Housewares and Audio Business Division. From 1976 to 1983 he was the President and Chief Executive Officer of Lenox, Inc. and in 1983 joined Avon Products, Inc. as President and Chief Operating Officer, leaving Avon in 1983. [CURRENT?] Mr. Chamberlin is presently Chairman of the Board of Life Fitness Company and WNS, Inc., and he serves on the Boards of Directors of The Scotts Co., Seasons, Inc., the Robbins Company, Healthsouth Corporation and the Sports Holding Company. Mr. Chamberlin is a Trustee of the Medical Center of Princeton and the Woodrow Wilson National Fellowship Foundation.

         ROBERT N. ELKINS, M.D. has served as a director of the Company since March 1995. Dr. Elkins is the founder of Integrated Health Services, Inc., a provider of post acute and subacute care through more than 25,000 beds in 192 facilities located in 30 states. Dr. Elkins has served as the Chairman and Chief Executive Officer of Integrated Health Services since 1986. Dr. Elkins, a graduate of the University of Pennsylvania, received his M.D. degree from the Upstate Medical Center at the State University of New York and completed his residency at Harvard University.

         MELVYN J. ESTRIN is Co-Chairman and Co-Chief Executive Officer of FoxMeyer Health Corporation, a distributor of health care products and information-based services throughout North America. Mr. Estrin became a director of FoxMeyer Health Corporation in 1990. Mr. Estrin also serves as Managing Partner of Centaur Partners, L.P., an investment partnership owning substantial holdings in FoxMeyer Health, as Chairman of Estrin Abod International, Inc., a privately held company that provides training, development and technical assistance to governmental and educational institutions and that pursues real estate development and investments. Mr. Estrin is also a member of the board of directors of Washington Gas Light Company.

         C. SAGE GIVENS has served as a director of the Company since June 1996. Ms. Givens is the founding Managing Partner of Acacia Venture Partners, located in San Francisco. Acacia Venture Partners was formed to invest exclusively in all stages of healthcare service companies. Prior to forming Acacia Venture Partners, Ms. Givens was a General Partner of First Century Partners, a private, diversified venture capital and buyout fund, where she launched and managed the partnership's diversification into healthcare. Ms. Givens was also formerly a Managing Director at Smith Barney and presently holds directorships on HEALTHSOUTH and Phycor, and serves on the Boards of Directors of several other private portfolio companies.

         LAWRENCE GOELMAN has served as a director of the Company since March 1995. Since 1981, Mr. Goelman has served as the Chairman and Chief Executive of CostCare, a national healthcare cost management firm covering six million people and wholly-owned subsidiary of the John Hancock Mutual Life Insurance Company. Mr. Goelman is the Chief Executive Officer and a member of the Board of Directors of Pinnacle Micro.

         MICHAEL S. GROSS has served as a director of the Company since June 1996. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1990, Mr. Gross was employed with Drexel Burnham Lambert, Inc. Mr. Gross is a director of Converse, Inc., The Florsheim Shoe Company, Inc., Furniture Brands International, Inc. and Proffitts, Inc. and a member of the Supervisory Board of Directors of Memorex-Telex NV.

         JAMES B. OSBON became a Vice President and a director of the Company in December 1995. Mr. Osbon was President of Osbon from 1989 until December 1995 when Osbon became a subsidiary of the Company. James Osbon is the brother of Julian Osbon.

         JULIAN W. OSBON became President and Chief Operating Officer and was elected a director of the Company in December 1995. Mr. Osbon was the founder, Chairman and Chief Executive Officer of Osbon from 1989 until December 1995 when Osbon became a subsidiary of the Company. Mr. Osbon held various other management positions with Osbon from 1984 until 1989. Julian Osbon is the brother of James Osbon.

         FRANCIS J. TEDESCO, M.D. has served as a director of the Company since December 1995. Dr. Tedesco has served as President of the Medical College of Georgia since 1988, and prior to that time he held several different positions at the college, including Professor of Medicine and Chief, Section of Gastoenterology and Vice President for Clinical Affairs.

         GERALD W. TIMM, PH.D. became Vice Chairman of the Board of Directors in July 1995 and served as Executive Vice President of the Company from July 1995 until April 1996. Dr. Timm was the founder of Dacomed Corporation (which became a subsidiary of the Company the Company in July 1995) and served as an officer of Dacomed from its formation in 1980. Dr. Timm served as Chairman of the Board, President, Chief Executive Officer and Treasurer of Dacomed from April 1992 until its acquisition by the Company in July 1995.

DIRECTORS' FEES

         Each director who is not a salaried officer is entitled to receive $10,000 per year and $1,000 for each directors' and committee meeting attended. Directors are also entitled to reimbursement of expenses incurred in connection with the business of the Company. In prior years, each such director who attended a minimum of 75% of all meetings held by the Board of Directors also received an annual 2,500 share option grant under the Company's Non-Employee Directors Stock Option Plan following the announcement of the Company's year-end financial results for the immediately preceding fiscal year. In the event the Directors' Plan Proposal is approved, in lieu of the grants under the Non-Employee Directors Stock Option Plan described above, the directors will receive grants of options exercisable for 7,500 shares of Common Stock under the Directors' Plan. See "Directors' Plan Proposal."

COMMITTEES OF THE BOARD

         The Company currently has three committees of the Board of Directors, the Executive Committee, the Audit Committee and the Compensation Committee.

         The Executive Committee, currently consisting of Messrs. Laverty, Julian Osbon and Goelman, exercises the power of the Board of Directors (except for certain powers that may only be exercised by the full Board) in monitoring the management of the business in between meetings of the Board of Directors.

         The Audit Committee, currently consisting of Messrs. Goelman, Butler and Tedesco, recommends the appointment of the independent public accountants of the Company, reviews and approves the scope of the annual audit and reviews the results thereof with the Company's independent accountants. The Audit Committee also assists the Board of Directors in fulfilling fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of the Company's business ethics and conflicts of interest policies.

         The Compensation Committee, consisting of Messrs. Goelman, Elkins and Estrin, reviews and establishes the salary, bonus and stock awards received by the Company's Chief Executive Officer, and, in consultation with the Chief Executive Officer, reviews the compensation of the other executive officers of the Company. The Compensation Committee is also responsible for administering the Company's 1994 Stock Incentive Plan and other stock-based incentive plans. The Compensation Committee determines the recipients of awards, sets the exercise price of shares granted and determines the terms, provisions and conditions of all rights granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the Compensation Committee consisted of Messrs. Goelman, Elkins and Butler. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Board of Directors or Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such entities.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         During the fiscal year ended March 31, 1996, the Board of Directors met 13 times. In addition, the Executive Committee met 2 times, the Audit Committee met 2 times and the Compensation Committee met 4 times. Each director, except Drs. Elkins and Estrin, attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees of the Board on which such directors served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that the Company's executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive officers and directors are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports which they file. Based solely on its review of the Forms 3, 4 and 5 provided to or filed on behalf of its executive officers and directors, as well as written representations from these individuals regarding Forms 5, the Company believes that, during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the SEC rules, except for Form 5s relating to option grants which were filed late for Messrs.

Laverty, Johnson, Dunnigan, Higgins, Goelman and Elkins and Ms. Hoag, and one Form 4 relating to an option grant to Mr. Laverty that was filed late. The Company has not received a Form 3 for Messrs. Butler or Estrin.

                                VOTING SECURITIES
                                       AND
                            PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of the Record Date by (i) each person known by the Company to own more than 5% of such shares, (ii) each of the Company's directors and persons nominated to be directors, (iii) each of the Company's Chief Executive Officer and the next four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus for the last fiscal year exceeded $100,000 (collectively, the "named executive officers"), and (iv) all directors and executive officers as a group.

                            SECURITY OWNERSHIP TABLE

                                                                       SHARES BENEFICIALLY OWNED (1)
                                                                       -----------------------------
NAME                                                                    NUMBER               PERCENT
- - ----                                                                    ------               -------
FoxMeyer Health Corporation(2)..............................          2,464,827               16.16%
Apollo Advisors II, L.P.(3).................................          2,142,682               13.11%
Chase Venture Capital Associates, L.P. (4)..................          2,142,682               13.11%
Gerald W. Timm (5)..........................................          1,218,480               8.58%
Charles A. Laverty (6)......................................           640,814                4.32%
Robert N. Elkins, M.D. (7)..................................            78,704                  *
Lawrence Goelman (8)........................................           101,258                  *
Melvyn J. Estrin (9)........................................          2,464,827               16.16%
Abbey J. Butler (9).........................................          2,464,827               16.16%
Julian W. Osbon.............................................          3,000,000               21.12%
James B. Osbon..............................................           500,000                3.52%
Francis J. Tedesco..........................................              0                     *
Mitchell J. Blutt, M.D. (10)................................          2,142,682               13.11%
Michael S. Gross (11).......................................          2,142,682               13.11%
John Chamberlin (12)........................................            2,778                   *
C. Sage Givens (13).........................................            2,778                   *
James L. Johnson (14).......................................           122,277                  *
Bruce A. Hazuka (15)........................................            61,111                  *
M. Cassandra Hoag (16)......................................            75,463                  *
All current directors and executive officers                          12,608,347              60.98%
as a group (20 persons) (17)................................

- - ---------------

*        Less than 1%.

(1) Unless otherwise indicated in the following footnotes, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned, subject to applicable community property law. Unless otherwise noted in the following notes the address of each person listed is c/o UROHEALTH Systems, Inc., 5 Civic Plaza, Suite 100, Newport Beach, California 92660. The foregoing table presents voting securities which include Common Stock and Series C Preferred Stock.

(2) Includes 1,414,827 shares of Common Stock and warrants to purchase 1,050,000 shares of Common Stock which are currently exercisable. The address of FoxMeyer Health Corporation is 1220 Senlac Drive, Carrollton, Texas 75006.

(3) Represents 4,550 shares of Series C Preferred Stock which vote on an "as converted" basis and warrants to purchase 74,500 shares of Common Stock which are currently outstanding. The address for Apollo Advisers II, L.P. is 1301 Sixth Avenue, New York, New York 10019.

(4) Represents 4,550 shares of Series C Preferred Stock which vote on an "as converted" basis and warrants to purchase 74,500 shares of Common Stock which are currently outstanding. The address for Chase Venture Capital Associates, L.P. is 380 Madison Avenue, New York, New York 10017.

(5) Includes 101,540 shares held by Mr. Timm's spouse, Julia Coleman Timm. Also includes 194,618 shares held in trusts for the benefit of the four children of Gerald W. Timm and Julia Coleman Timm.

(6) Includes 640,328 shares subject to options exercisable on or before September 3, 1996.

(7) Includes 78,704 shares subject to options exercisable on or before September 3, 1996.

(8) Includes 101,258 shares subject to options exercisable on or before September 3, 1996.

(9) Represents the 2,464,827 shares of Common Stock and warrants beneficially owned by FoxMeyer as shown above. Messrs. Estrin and Butler are Co-Chairmen of the Board of Directors of FoxMeyer.

(10) Represents securities held by Chase Venture Capital Association, L.P., of which Dr. Blutt is the Executive Partner. Dr. Blutt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Represents securities held by Apollo Advisers II, L.P., of which Mr. Gross is a Principal. Mr. Gross disclaims beneficial ownership of such shares except to the extent of his pecuniary interest herein.

(12) Includes 2,778 shares subject to options exercisable on or before September 3, 1996.

(13) Includes 2,778 shares subject to options exercisable on or before September 3, 1996.

(14) Includes 122,277 shares subject to options exercisable on or before September 3, 1996.

(15) Includes 61,111 shares subject to options exercisable on or before September 3, 1996.

(16) Includes 75,463 shares subject to options exercisable on or before September 3, 1996.

(17) Includes 1,142,104 shares subject to options exercisable on or before September 3, 1996, warrants to purchase 1,199,000 shares of Common Stock and 9,100 shares of Series C Preferred Stock which vote on an "as converted" basis.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth for each of the Company's last three completed fiscal years the compensation of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                  ANNUAL COMPENSATION                           AWARDS
                             --------------------------------------------------------------  ------------
                                                                                              SECURITIES
NAME AND                                                                    OTHER ANNUAL      UNDERLYING
PRINCIPAL POSITION              YEAR(1)        SALARY($)       BONUS($)    COMPENSATION($)  OPTIONS/SARS(#)
- - ------------------              -------        ---------       --------    ---------------  ---------------
Charles A. Laverty......          1996          $250,100       $325,900           *            1,138,833
    Chairman and                  1995          $159,400       $50,000            *             500,000
    Chief Executive Officer       1994             --             --             --               --

Julian W. Osbon.........          1996          $101,900        40,000            *                0
    President and Chief           1995             --             --             --               --
    Operating Officer             1994             --             --             --               --

James L. Johnson........          1996          $152,000       $51,100            *             336,517
    Chief Financial               1995             --             --             --               --
    Officer                       1994             --             --             --               --

Bruce A. Hazuka.........          1996          $104,700       $52,000            *             200,000
    Executive Vice                1995             --             --             --               --
    President                     1994             --             --             --               --

M. Cassandra Hoag.......          1996          $103,678       $53,000            *             100,000
                                  1995          $780,000          0               *             91,667
                                  1994             --             --             --               --

- - -----------------

* Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(1) The information for fiscal 1996 covers a nine month transition period ending March 31, 1996.

SUMMARY OF OPTION GRANTS

         The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended March 31, 1996 to each of the named executive officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                OPTION TERM
                              ---------------------------------------------------------    ------------------------
                              NUMBER OF       % OF TOTAL
                              SECURITIES     OPTIONS/SARS
                              UNDERLYING      GRANTED TO      EXERCISE
                               OPTIONS/        EMPLOYEES      OR BASE
                                 SARS          IN FISCAL       PRICE       EXPIRATION
NAME                          GRANTED(#)         YEAR          ($/SH)         DATE           5%($)       10%($)
- - ----                          ----------         ----          ------         ----           -----       ------
Charles A. Laverty(1) ....     122,167(1)        3.8%          $10.50       10/16/05         $806,717   $2,044,378
                               266,666(2)        8.4%           $7.25       01/02/06       $1,215,860   $3,081,228
                               750,000(2)       23.6%           $9.75       02/29/06       $4,598,792  $11,654,242

Julian W. Osbon(1) .......        0

James L. Johnson(1) ......     200,000(2)        6.3%           $9.00       09/06/05       $1,132,010   $2,868,736
                                36,517(1)        1.1%          $10.50       10/16/05         $241,136     $611,086
                               100,000(2)        3.1%           $7.25       01/02/96         $455,948   $1,155,463

Bruce A. Hazuka(1) .......     200,000(2)        6.3%         $9.1875       09/07/05       $1,155,593   $2,928,502

M. Cassandra Hoag(1) .....     100,000(2)        3.1%           $7.25       01/02/06         $455,948   $1,155,463

- - ------------------

(1) Options granted on October 16, 1995, were fully vested and exercisable on such date, and have a ten-year term.

(2) Options granted at various times, vest monthly over 36 months and have a ten-year term.

SUMMARY OF OPTIONS EXERCISED

         The following table sets forth information concerning exercise of stock options during the year ended March 31, 1996 by each of the named executive officers and the value of unexercised options at March 31, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING        VALUE OF UNEXERCISED
                                                                    UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS/SARS AT        OPTIONS/SARS AT
                                      SHARES                         FY-END(#)              FY-END ($)
                                   ACQUIRED ON        VALUE         EXERCISABLE/           EXERCISABLE/
NAME                               EXERCISE(#)     REALIZED($)     UNEXERCISABLE          UNEXERCISABLE
- - ----                               -----------     -----------     -------------          -------------
Charles A. Laverty...........           --             --        414,872/1,223,962    $3,862,315/$11,103,768
Julian W. Osbon..............           --             --             -- / --                -- / --
James L Johnson..............           --             --          75,406/261,111      $723,706/$2,184,721
Bruce A. Hazuka..............           --             --          33,333/166,667      $306,246/$1,531,253
M. Cassandra Hoag............           --             --          45,371/146,296      $456,081/$1,214,231

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         In November 1992, the Company adopted the Non-Employee Directors Stock Option Plan (the "1992 Directors Plan"). Under the terms of the 1992 Directors Plan, up to 66,667 options may be granted and no more than 7,500 options may be granted per year per non-employee director. The 1992 Directors Plan was approved by stockholders in December 1992.

         The 1992 Directors Plan is administered by the Board. No option granted under the 1992 Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of options granted under the 1992 Directors Plan must be equal to the fair market value of such shares on the date of the grant. The term of each option is five years, and an option first becomes exercisable one year after the date of the grant. Under the 1992 Directors Plan, each person serving as a director of the Company who, during the previous fiscal year, has attended 75% of the total number of meetings of the Board and committees of the Board on which he or she served, and who is not employed by the Company, will automatically be granted options to purchase 7,500 shares of Common Stock.

         At July 5, 1996, there were 60,000 options outstanding under the 1992 Directors Plan and no more than 6,667 shares of Common Stock available for grant under the 1992 Directors Plan. The Board of Directors has approved a new Directors' Stock Incentive Plan, subject to stockholder approval. See "Directors' Plan Proposal."

RETIREMENT SAVINGS PLAN

         In January 1995, the Company adopted the Company Retirement Savings Plan (the "401(k) Plan") under Section 401(k) of the Code. The 401(k) Plan generally covers all full time employees of the Company who are over age 21 and have completed one year of service with at least 1,000 hours of service. Employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% up to 12% of their annual compensation, subject to the federal maximum limit. No matching contributions are expected to be made by the Company relating to fiscal year 1996. Employees are fully vested in contributions made by them to the 401(k) Plan. Employees become vested in contributions made by the Company after completion of two years of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 1995, FoxMeyer purchased from the Company for $1,000,000 a Convertible Note with a face principal amount of $2,000,000. The note bore interest at a rate per annum equal to 6.250% with respect to interest payments made by delivering additional notes. The Convertible Note was convertible into Common Stock of the Company of $6.00 per share. In July 1995, the Company sold to FoxMeyer 60,000 shares of Series B Preferred Stock for an aggregate purchase price of $4,000,000. The Series B Preferred Stock had an aggregate redemption value and conversion value of $6,000,000. The Series B Preferred Stock was entitled to dividends at a rate per annum of $0.6250 per share for dividends paid by issuing additional shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into Common Stock of the Company at $6.00 per share. In May 1996, FoxMeyer converted all of the Series B Preferred Stock and the Convertible Note described above into Common Stock of the Company. In connection with that transaction, the Company replaced existing warrants to purchase 800,000 shares of Common Stock of the Company with a new warrant to purchase 800,000 shares of Common Stock at a blended exercise price of $6.875 per share. In addition, the Company issued FoxMeyer a warrant to purchase 250,000 shares of Common Stock at an exercise price of $10.00 per share. The Company also agreed to use its reasonable best efforts to maintain the two board seats currently held by FoxMeyer nominees as a result of their ownership of Series B Preferred Stock for the next two years.

         In April 1995, in connection with the extension of a bank line of credit by Silicon Valley Bank, Charles A. Laverty, Chairman, President and Chief Executive Officer of the Company, agreed to personally guarantee a portion of the line of credit. In exchange for agreeing to personally guarantee a portion of the line of credit and for successfully raising additional capital for the Company, the exercise price on certain options held by Mr. Laverty originally exercisable at $4.00 and $4.125 per share was reduced to $2.375.

         In October 1995, in connection with an increase in the Silicon Valley Bank line of credit, Messrs. Laverty, Johnson and Goelman, each an officer and/or director of UroHealth, each agreed to personally guaranty a portion of the line of credit. In exchange for agreeing to personally guaranty a portion of the line of credit, Messrs. Laverty, Johnson and Goelman were granted an aggregate of 733,000 options, immediately exercisable, to purchase shares of Common Stock at an exercise price of $3.50 per share.

         Gerald W. Timm is a director of the Company. Dr. Timm was the founder of Dacomed (which was acquired by the Company in July 1995). Dr. Timm served as Executive Vice President of the Company from July 1995 until April 1996.

         In December 1995, the Company acquired Osbon in a transaction pursuant to which Julian Osbon, James Osbon, Robert Osbon, Anthony Osbon and Carolyn Heath acquired an aggregate of 5,000,000 shares of Common Stock. In connection with the transaction, the former Osbon shareholders were granted certain registration rights with respect to the shares acquired. Julian W. Osbon serves as a director and President of the Company, and James B. Osbon serves as a director and Vice President of the Company.

         In connection with the consummation of the Osbon merger, the Company entered into a three-year employment agreement with Julian W. Osbon which provides for a minimum annual salary of $400,000. The Company also entered into a three-year employment agreement with James Osbon providing for salary and bonus comparable to the annual salary, bonus and commissions received by James Osbon prior to the Osbon merger. Julian W. Osbon has a right of first refusal to acquire three parcels of real estate currently owned by the Company. Under the terms of the Osbon Merger Agreement, Urohealth has agreed to continue to engage Charter Advertising, a company wholly-owned by Julian W. Osbon, to perform advertising services with respect to the Osbon products for a one-year period after the Osbon Merger; provided, that the rates charged and services provided are competitive with rates and services for similar services available from third parties.

         Under the terms of the Osbon Merger Agreement, the Company has agreed to continue the funding of a non-profit, public benefit corporation established by Geddings Osbon Sr. Julian W. Osbon serves on the Board of Directors of the non-profit corporation. The minimum funding obligations of the Company under the Osbon Merger Agreement are: (i) $500,000 for the first full fiscal year after the Osbon Merger; and (ii) 2% of pre-tax profits with respect to Osbon operations for the second, third and fourth fiscal years after the Osbon Merger.

EMPLOYMENT AGREEMENTS

         CHARLES A. LAVERTY. The Company entered into an Amended and Restated Employment Agreement with Mr. Laverty on April 1, 1996 pursuant to which Mr. Laverty serves as Chief Executive Officer of the Company. The Agreement amends and restates an employment agreement between Mr. Laverty and the Company dated as of September 1, 1994. The term of the Agreement is from April 1, 1996 until April 1, 1999, after which date the agreement automatically renews for successive three-year terms unless the Company or Mr. Laverty exercises the option to terminate the agreement. Mr. Laverty's annual salary is $450,000, adjusted annually, plus bonuses.

         Pursuant to the agreement, Mr. Laverty was granted options to purchase or obtain shares of the Company's Common Stock under the Company's 1992 Employee Stock Option Plan and 1994 Stock Incentive Plan for (a) 266,667 shares, with the date of grant being September 1, 1994, with an equal, pro rated number of options vesting daily, such that all options will be fully vested on September 1, 1997, with an exercise price of $7.125 per share; (b) 66,667 shares, with the date of grant being September 1, 1994, with an equal, pro rated number of options vesting monthly on the first day of each month, such that all options will be fully vested on September 1, 1997, with an exercise price of $7.125 per share; (c) 166,667 shares, with the date of grant being September 1, 1994, with an equal, pro rated number of options vesting monthly on the first day of each month, such that all options will be fully vested on September 1, 1997, with an exercise price of $12.375 per share; (d) 122,167 shares, with the date of grant being October 16, 1995, all options being fully vested on such date, with an exercise price of $10.50 per share; and (e) 266,666 shares, with the date of grant being January 2, 1996, with an equal, pro rated number of options vesting monthly on the second day of each month, such that all options will be fully vested on January 2, 1999, with an exercise price of $7.25 per share. In addition to the foregoing options, the Company granted to Mr. Laverty effective February 15, 1996 nonqualified stock options to purchase 750,000 shares of the Company's Common Stock, with an exercise price of $9.75 per share. This option vests on a monthly basis and becomes exercisable with respect to 20,834 shares each month, with the first installment vesting on February 15, 1996.

         The Company may terminate the Agreement for "cause," which term is defined as (a) Mr. Laverty's final conviction of a felony related to his duties under the Agreement or (b) Mr. Laverty's willful failure to perform his reasonable responsibilities and duties under the Agreement after 30 days of notice from the Board. After the initial three-year term, and each renewal term, the Company may terminate the agreement on three-months prior notice. Mr. Laverty may terminate the Agreement (i) without cause at any time upon 30 days notice to the Company or (ii) upon a material breach by the Company of its obligations under the Agreement upon 30 days notice to the Company, unless the Company cures the breach within the 30 days or, in the event the breach cannot be cured in 30 days, takes reasonable steps to begin to cure the breach and fully cures the breach within a reasonable period of time. If Mr. Laverty terminates the Agreement without cause, or if the Company terminates the Agreement for cause, Mr. Laverty is entitled to that compensation accrued under the Agreement, but not paid, at the time of such termination, and the Company will have no further obligation to provide any compensation or benefits; provided, however, that in the event Mr. Laverty terminates the Agreement without cause during the second half of any of the Company's fiscal years, all of Mr. Laverty's options to purchase shares of the Company's stock that otherwise would have vested from the date of termination to the last day of such fiscal year will automatically become vested as of the date of termination. If the Company terminates the Agreement for any reason other than for cause, or if Mr. Laverty terminates the Agreement due to a material breach by the Company of its obligations under the Agreement, then the Company will be obligated to (A) pay to Mr. Laverty severance pay equal to three years of his salary and earned bonus as of the date of such termination and (B) provide and pay for all benefits to which Mr. Laverty is entitled under the Agreement, for a period of three years after termination. In addition, if the Company terminates the Agreement for any reason other than for cause, or if Mr. Laverty terminates the Agreement due to a material breach by the Company of its obligations under the Agreement, all options contemplated by the Agreement or any other agreement between Mr. Laverty and the Company will become immediately vested and exercisable.

         Mr. Laverty may terminate the Agreement upon 30 days written notice upon or within one year after a "Change of Control," as such term is defined below. If Mr. Laverty terminates the Agreement for any reason (including with or without cause) upon or within one year of a Change of Control, the Company is obligated to (A) pay to Mr. Laverty severance pay equal to $2,500,000 and (B) provide and pay for all benefits to which Mr. Laverty is entitled under the Agreement, for a period of three years after termination. In addition, all options contemplated by the Agreement or any other agreement between Mr. Laverty and the Company will become immediately vested and exercisable. If, however, an event giving rise to a Change of Control is initiated by the Company, then prior to the Board approving the Change of Control, Mr. Laverty must inform the Board whether he intends to terminate the Agreement. If Mr. Laverty informs the Board that he does not intend to terminate the Agreement as a result of the Change of Control, he will forfeit all termination and payment rights provided in the Agreement with respect to that particular Change of Control. For purposes of Mr. Laverty's Agreement, Change of Control means (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) any reverse merger in which the Company is the continuing or surviving corporation but in which securities possessing more than 35% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger; (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company; (iv) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; (v) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the Company's outstanding Common Stock (other than as a result of a stock purchase or purchases made by such person directly from the Company); or (vi) individuals who, on the date of the Agreement, constitute the entire Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by Mr. Laverty.

         Mr. Laverty agreed that during his employment, and for a period of 18 months after he ceases to be employed by the Company, regardless of the manner of termination and except as limited by the Agreement, he will not compete with the Company.

         JAMES L. JOHNSON. The Company entered into an Employment Agreement with Mr. Johnson effective as of September 6, 1995 pursuant to which Mr. Johnson serves as the Chief Financial Officer of the Company. The period of employment begins on September 6, 1995 and ends on the earlier of (i) September 6, 1998 and
(ii) the date on which Mr. Johnson's employment is terminated in accordance with the terms of the Agreement. Mr. Johnson's annual salary is $300,000, adjusted annually, plus bonuses.

         The Company may terminate Mr. Johnson's employment for "cause" including (a) conviction of a felony or participation in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company, (b) refusal or failure to act in accordance with any reasonable direction or order of the Board; provided, that the Board has given written notice of such refusal or failure and Mr. Johnson fails to comply with such direction or order within 30 days after the date of such notice, or (c) participation in any fraud, embezzlement, misappropriation or similar conduct against the Company. The Company may terminate Mr. Johnson's employment without cause at any time upon 90 days' advance written notice. If Mr. Johnson's employment is terminated without cause, all outstanding options held by him immediately vest in full and become fully exercisable. Mr. Johnson may terminate the Agreement for "Good Reason" upon 30 days' advance written notice to the Company. For purpose of this termination provision, "Good Reason" includes (i) an assignment to Mr. Johnson of any duties materially inconsistent with or which constitute a material change in his position, duties, responsibilities or status with the Company, (ii) a reduction by the Company in Mr. Johnson's annual salary, (iii) the Company acts in any way that would adversely affect Mr. Johnson's participation in or materially reduce his benefits under any benefit plan of the Company, or (iv) the Company reduces the number of paid vacation days to which Mr. Johnson is entitled.

         Following a "Change of Control" (as such term is defined below), Mr. Johnson may terminate the Agreement, with or without good reason, upon 30 days' advance written notice to the Company given at any time during the one-year period after the Change of Control; provided that, in the case of a Change of Control transaction approved in advance by the Board, Mr. Johnson has notified the Board of his intention to so terminate employment prior to the Board's approval of the transaction constituting the Change of Control. In the event Mr. Johnson terminates his employment with "Good Reason" (as such term is defined below) after a Change of Control, or, if during such one-year period his employment is terminated by the Company without cause, he will be entitled to receive a lump sum payment of an amount equal to the greater of (a) one times the total salary and bonus compensation paid to Mr. Johnson by the Company for the 12 months immediately preceding the Change of Control; and (b) the remaining amounts payable by the Company under the Agreement through the end of the term of employment. For purposes of this Agreement, a Change of Control of the Company is deemed to have occurred if (i) there is consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (y) any reverse merger in which the Company is the continuing or surviving corporation but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger, or (z) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the Company's outstanding Common Stock (other than as a result of a stock purchase or purchases made by such person directly from the Company), or (iv) during any twelve-month period, individuals who at the beginning of such period constitute the entire Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. For purposes of this Change of Control provision, "Good Reason" exists if (i) the place of business at which Mr. Johnson is principally employed is relocated to a location more than 50 miles from the location on the date of the Change of Control or (ii) there is an assignment to Mr. Johnson of any duties materially inconsistent with or which constitute a material change in his position, duties, responsibilities or status with the Company or which assignment involves a substantial diminution in his level of responsibility; provided, that continuation of his primary responsibilities after a Change of Control without regard to his level of responsibility in a larger organization after a Change of Control will not constitute a diminution of his level of responsibility.

         JULIAN W. OSBON. The Company entered into an Employment Agreement with Mr. Osbon as of December 29, 1995 pursuant to which Mr. Osbon serves as President and Chief Operating Officer of the Company. The period of employment begins on December 29, 1995 and ends on the earlier of (i) December 29, 1998 and
(ii) the date on which Mr. Osbon's employment is terminated in accordance with the terms of the Agreement. Mr. Osbon's annual salary is $400,000, adjusted annually, plus bonuses. Mr. Osbon's Employment Agreement contains termination and Change of Control provisions similar to those described above with respect to Mr. Johnson's Employment Agreement.

         JAMES B. OSBON. The Company entered into an Employment Agreement with Mr. Osbon on December 29, 1995 pursuant to which Mr. Osbon serves as a Vice President of the Company'. The period of employment begins on December 29, 1995 and ends on the earlier of (i) December 29, 1998 and (ii) the date on which Mr. Osbon's employment is terminated in accordance with the terms of the Agreement. Mr. Osbon's annual salary is $175,000, adjusted annually, plus bonuses. Mr. Osbon's Employment Agreement contains termination and Change of Control provisions similar to those described above with respect to Mr. Johnson's Employment Agreement.

         BRUCE A. HAZUKA. The Company entered into an Employment Agreement with Mr. Hazuka on November 30, 1995 pursuant to which Mr. Hazuka serves as a member of senior management of the Company. The period of employment begins November 30, 1995 and ends on the earlier of (i) November 30, 1996, and (ii) the date the period of employment is terminated in accordance with the Agreement. Mr. Hazuka's annual salary is $200,000, adjusted annually, plus bonuses. The Company may terminate Mr. Hazuka's employment for "cause" including (a) conviction of a felony or participation in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company, (b) refusal or failure to act in accordance with any reasonable direction or order of the Board; provided, that the Board has given written notice of such refusal or failure and Mr. Hazuka fails to comply with such direction or order within 30 days after the date of such notice, or (c) participation in any fraud, embezzlement, misappropriation or similar conduct against the Company. The Company may terminate Mr. Hazuka's employment without cause at any time upon 90 days' advance written notice. If Mr. Hazuka's employment is terminated without cause, all outstanding options held by him immediately vest in full and become fully exercisable. Mr. Hazuka's Employment Agreement contains Change of Control provisions similar to those described above with respect to Mr. Johnson's Employment Agreement.

         M. CASSANDRA HOAG. The Company entered into an Employment Agreement with Ms. Hoag on November 30, 1995 pursuant to which Ms. Hoag serves as a member of senior management of the Company. The period of employment begins November 30, 1995 and ends at the earlier of November 30, 1996 and (ii) the date the period ofemployment is terminated in accordance with the Agreement. Ms. Hoag's annual salary is $142,500, adjusted annually, plus bonuses. Ms. Hoag's Employment Agreement contains termination and Change of Control provisions similar to those described above with respect to Mr. Hazuka's Employment Agreement.

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report and Stock Performance Graph which follows shall not be deemed to be incorporated in any such filings.

                           REPORT OF THE COMPENSATION
                       COMMITTEE ON EXECUTIVE COMPENSATION

         During the fiscal year ended March 31, 1996, the Compensation Committee, consisting of Messrs. Goelman, Estrin and Butler, was responsible for establishing and administering the policies that govern the compensation of the Company's executive officers, including the named executive officers. The Compensation Committee has furnished the following report on executive compensation:

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee ("Committee") of the Board of Directors is composed of independent outside directors. The Committee reviews and administers the Company's various incentive plans, including the cash compensation levels of members of management, the Company's bonus plan and the Company's stock incentive plan. Messrs. Estrin and Elkins form the Stock Option Subcommittee of the Compensation Committee, which reviews and recommends the granting of stock options to the Chief Executive Officer and other participants in the stock option plan.

         General Compensation Policy. The Committee's fundamental compensation policy is to make a substantial portion of an executive's total potential compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers the opportunity for an annual cash bonus which is tied to the Company's achievement of financial performance goals, and stock option awards to provide incentives to the executive officers through an equity interest in the Company. The Committee believes that the stockholders benefit by aligning the long-term interests of stockholders and employees.

         Base Salary. For the fiscal year 1996, the Committee reviewed the recommendations of the Chief Executive Officer as to proposed base salaries for all executives. Since all of the executive officers except Ms. Hoag were hired during the fiscal year, base salaries generally remained unchanged unless the individual's responsibilities had increased over the prior fiscal year, including recognition of efforts relating to the Company's recent acquisitions, or the individual's performance in the prior fiscal year was determined to be particularly strong. The Committee's review of each individual's base salary and performance in fiscal 1996 was based on the individual's overall performance. No specific quantitative weight was given to any particular performance measurement. In the future the Committee will perform annual reviews of the base salary of each of the executive officers with reference to the executive's performance, level of responsibility and experience to determine whether the current base salary is appropriate and competitive. The Committee will evaluate the reasonableness of the base salary based upon the median salary range paid to executive officers with comparable duties at companies of similar size in the same geographic area in the same industry. The base salary of executive officers other than the Chief Executive Officer will ultimately be fixed by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive officer will be recommended by the Committee and approved by the Board.

         Cash Bonuses. The Company does not yet have a formal executive bonus plan. Cash bonuses are targeted for executive officers based upon individual performance and achievement of financial goals. For fiscal year 1996, bonuses were based on the individual's overall performance. No specific quantitative weight was given to any particular performance measurement. Increased bonuses were generally given to recognize superior performance or efforts relating to the Company's recent financings and acquisitions. The Committee plans to develop and adopt a more formal executive bonus plan during the current fiscal year which will be based, in part, on targeted bonuses as a percentage of the executives' base salary and the bonuses will be paid based upon achievement of pre-defined personal objectives and the Company's financial goals.

         Stock Option Awards. The Company has granted stock options under its various stock option plans generally at prices equal to the estimated fair market value of the Company's common stock at the date of grant. The plans provide for the grant by the Company of stock options, stock bonuses/purchases and stock appreciation rights to acquire under the current plan up to an aggregate of not more than the greater of 2,333,333 shares or 20% of outstanding common stock. Grants to executive officers are based on their responsibilities and relative positions with the Company, and are considered an integral component of total compensation. The Committee believes the granting of options to be beneficial to stockholders because it increases management's interest in the enhancement of stockholder value. Grants were proposed by the Chief Executive Officer and reviewed by the Committee based on the individual's overall performance. No specific quantitative weight was given to any particular performance measure. The Committee believes that stock option grants are necessary to retain and motivate key employees of the Company.

         Chief Executive Officer Compensation. The terms of Mr. Laverty's employment are governed by an Employment Agreement entered into by the Company on September 1, 1995 which restates and amends the prior agreement dated September 1, 1994. Under the Agreement, Mr. Laverty's salary was increased to $450,000 per year. In February 1996, Mr. Laverty was granted options to purchase an aggregate of 750,000 shares of the Company's Common Stock at an exercise price of $9.75 which was the market value on the date of grant. The options vest over 36 months. Mr. Laverty also agreed to extend his Employment Agreement to April 1999. See "Employment Agreements" above. In determining Mr. Laverty's salary, options and bonus, the Compensation Committee considered the accomplishments of Mr. Laverty during his brief time as Chief Executive Officer, including the completion and successful integration of four mergers, the recruitment of an experienced senior management team, the finding of needed new sources of capital and the significant revenue growth that has turned the Company profitable. The Compensation Committee has also attempted to create a comprehensive compensation package that reflects the rapid growth and change that is occurring at the Company, as well as the considerable future demands that will be made on the Chief Executive Officer as the Company continues this growth. Efforts were made to assure that the Company's performance would be the primary focus in determining Mr. Laverty's total compensation. The Compensation Committee also considered Mr. Laverty's compensation in relation to others in similarly situated, high growth businesses and the desire of the Board of Directors to have Mr. Laverty's commitment for the crucial years facing the Company.

Policy Regarding Deductibility of Compensation. Section 162(m) of the Internal Revenue Code provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. The Company is not presently affected by Section 162(m) because, for the fiscal year ended March 31, 1996, no executive officer's base salary and bonus compensation exceeded $1 million, and the Company does not believe that the base salary and bonus compensation of any executive officer will exceed $1 million for fiscal 1997. Further, the 1994 Stock Incentive Plan includes provisions designed to qualify compensation paid as a result of stock options and stock appreciation rights (SARS) as "performance-based compensation," which is not subject to the $1 million limit of Section 162(m). The amount of compensation realized from an option or SAR is based on the increase in the value of the Company's stock from the date the option or SAR is granted to the date it is exercised.

                                                     COMPENSATION COMMITTEE

                                                     Lawrence Goelman
                                                     Robert Elkins
                                                     Abbey Butler

                        UROHEALTH STOCK PRICE PERFORMANCE

         The following performance graph assumes an investment of $100 on August 30, 1991 (the date that the Company became subject to Section 12 of the Exchange
Act) and compares the change to March 31, 1996 in the market price of the Common Stock with a broad market index (Dow Jones Equity Market Index) and an industry index (Dow Jones Medical Supplies). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                              [GRAPH APPEARS HERE]

                 COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN
        AMONG UROHEALTH SYSTEMS, INC., THE DOW JONES EQUITY MARKET INDEX
                    AND THE DOW JONES MEDICAL SUPPLIES INDEX

Company Name                        8/91    6/92    6/93    6/94    6/95    3/96
- - ------------                        ----    ----    ----    ----    ----    ----
Urohealth Systems, Inc.              100     243     222     109     113     152

Dow Jones Equity                     100     106     122     123     155     188
    Market Index

Dow Jones Medical                    100     106      99     106     160     176
    Supplies

                                 PROPOSAL TWO -
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has recommended that the stockholders ratify the appointment of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending March 31, 1997.

         Ernst & Young LLP has been the principal independent certified public accounting firm utilized by the Company for its fiscal year ended March 31, 1996. During this time, the auditors have examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

         In the event that ratification of this appointment of auditors is not approved by a majority of the shares of the Company's Voting Stock voting at the Annual Meeting in person or proxy, the Board of Directors will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF PROPOSAL TWO.

                          PROPOSAL THREE - APPROVAL OF
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO INCREASE THE TOTAL NUMBER OF
                                AUTHORIZED SHARES

         The Company's Certificate of Incorporation presently authorizes the issuance of a total of 20,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. Of such 20,000,000 presently authorized shares of Common Stock, [14,155,589] shares are issued and outstanding.

         Due to the limited number of authorized shares of Common Stock currently available for future issuance, an increase in authorized Common Stock is essential for use in future transactions. Accordingly, the Board of Directors has adopted a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. The number of authorized shares of preferred stock will remain at 5,000,000 shares.

         In May and June 1996, the Company sold $49 million of its 8.75% Convertible Subordinated Debentures due 2006 (the "Debentures"), which are convertible into Common Stock of the Company. Because of the limited number of authorized shares of Common Stock available, it is an event of default under the Debentures if the Company fails to take actions to increase the authorized capital stock as described herein before September 30, 1996.

         The additional Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for the Company, and other corporate purposes. Shares of the stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company.

         Management believes that the proposed amendment to the Certificate of Incorporation will provide several long-term advantages to the Company and its stockholders. The passage of the Authorized Stock Proposal will enable the Company to satisfy its contractual commitment to the holders of the Debentures and will enable the Company to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit. With the extremely limited number of shares currently available for such uses, it is impractical for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance stockholder value. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding certain stockholders' meetings.

         The Board has proposed a substantial increase in authorized Common Stock of the Company. Such an increase is designed to provide flexibility to the Company's management. However, these additional shares, if issued, will have a substantial dilutive effect on present stockholders.

         The affirmative vote of the holders of record of a majority of the outstanding shares of Voting Stock entitled to vote thereon is necessary to adopt the Authorized Stock Proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZED STOCK PROPOSAL.

         If the Authorized Stock Proposal is adopted, the first paragraph of
Article 4 of the Company's Certificate of Incorporation will read as follows:

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share and Five Million (5,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share. The Preferred Stock may be issued in one or more series, and the Board of Directors is expressly authorized (i) to fix the designations, powers, preferences, rights, including voting rights, qualifications, limitations and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock.

         Pursuant to a Stockholders Agreement, dated May 13, 1996, certain stockholders of the Company beneficially owning 8,683,307 shares of Common Stock have agreed to vote in favor of the Authorized Stock Proposal.

                                 PROPOSAL FOUR -
                   APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION GRANTING VOTING RIGHTS TO
                 HOLDERS OF CONVERTIBLE SUBORDINATED DEBENTURES

         On May 8, 1996, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation which would grant voting rights to the holders of the Debentures. As of July 5, 1996, Debentures convertible into 4,545,454 shares of Common Stock were outstanding. This proposed amendment relates to the issuance and sale of the Debentures in connection with that certain Securities Purchase Agreement, dated May 3, 1996, between the Company and the investors identified therein (the "Investors"). The proposed amendment provides that the holders of the Debentures will be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock (and of any other shares of capital stock of the Corporation entitled to vote at a meeting of stockholders) as one class. Each holder of a Debenture will be entitled to a number of votes equal to the number of votes represented by the Common Stock of the Corporation that could then be acquired upon conversion of the Debenture into Common Stock, subject to adjustments as provided in the Debentures. In addition, the holders of the Debentures will be entitled to the other voting rights specified in Article XIV of the Indenture, dated May 13, 1996, between the Corporation and Bankers Trust Company, as trustee. Holders of the Debentures will be deemed to be stockholders of the Corporation, and the Debentures will be deemed to be shares of stock for the purpose of any provision of the Delaware General Corporation Law that requires the vote of stockholders as a prerequisite to any corporate action.

         Section 221 of the Delaware Corporation Law permits a corporation to confer upon the holders of debentures the power to vote in respect of the corporate affairs and management of the corporation to the extent provided in its certificate of incorporation. Under the present Certificate of Incorporation of the Company, voting rights are conferred only on the Company's Common Stock and the Company's Series C Preferred Stock. In the event that the Debenture Voting Rights Proposal is approved, all of the outstanding Series C Preferred Stock of the Company held by the holders of the Debentures will be exchanged for Debentures, and the holders of the Debentures will have voting rights equivalent to those associated with ownership of the Series C Preferred Stock currently held by such holders. The Board of Directors of the Company proposes and recommends that the stockholders approve this amendment to the Certificate of Incorporation, which would allow the holders of the Debentures to vote, together with holders of shares of the Company's Common Stock (and of any other class or series of capital stock which shall similarly be entitled to vote with shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote.

         The affirmative vote of the holders of record of a majority of the outstanding shares of Voting Stock entitled to vote thereon is necessary to adopt the Debenture Voting Rights Proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DEBENTURE VOTING RIGHTS PROPOSAL.

         If the Debentures Voting Rights Proposal is adopted, the following will be inserted at the end of Article 4 of the Company's Certificate of
Incorporation:

         The holders of the Corporation's 8.75% Convertible Subordinated Debentures due 2006 (the "Debentures") which may be issued from time to time by the Corporation, shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock (and of any other shares of capital stock of the Corporation entitled to vote at a meeting of stockholders) as one class. Each Debenture shall be entitled to a number of votes equal to the number of votes represented by the Common Stock of the Corporation that could then be acquired upon conversion of the Debenture into Common Stock, subject to adjustments as provided in the Debentures. In addition, the holders of the Debentures shall be entitled to the other voting rights specified in Article XIV of the Indenture, dated May 13, 1996, between the Corporation and Bankers Trust Company, as trustee. Holders of the Debentures shall be deemed to be stockholders of the Corporation, and the Debentures shall be deemed to be shares of stock for the purpose of any provision of the Delaware General Corporation Law that requires the vote of stockholders as a prerequisite to any corporate action.

         Pursuant to a Stockholders Agreement, dated May 13, 1996, certain stockholders of the Company beneficially owning 8,683,307 shares of Common Stock have agreed to vote in favor of the Debenture Voting Rights Proposal.

                                 PROPOSAL FIVE -
                            AMENDMENT OF UROHEALTH'S
                            1994 STOCK INCENTIVE PLAN

         A proposal to clarify the calculation of the maximum number of shares issuable under Urohealth's 1994 Stock Incentive Plan ("1994 Plan") will be presented to stockholders of the Company at the Annual Meeting. The 1994 Plan currently provides that the maximum number of shares of Common Stock of the Company subject to awards ("Stock Awards") under the 1994 Plan is equal to the greater of 2,333,333 or 20% of the outstanding shares of Common Stock as of the prior December 31st. Because the Company has issued convertible securities to raise capital that have voting rights equivalent to the voting rights associated with the underlying Common Stock, the Board of Directors has approved an amendment to the 1994 Plan (the "1994 Plan Amendment") that would provide "for purposes of calculating the 20% maximum, the term 'Common Stock' shall include other securities issued by the Corporation that have voting rights on an 'as converted' basis equivalent to the voting rights associated with the underlying Common Stock and the calculation shall be determined with reference to the Company's current outstanding securities." On June 15, 1996, options to purchase 2,784,858 shares of the Company's Common Stock were outstanding under the 1994 Plan.

         Equity incentives are a fundamental tool used by the Company and its competitors to recruit and retain key employees, directors and consultants. As of June 30, 1996, the Company had an aggregate of 480 employees. The Board of Directors believes that the Company must continue to grant Stock Awards to enable it to draw from and employ the best available talent in one of the most competitive labor markets in the United States. Consequently, the Board considers the 1994 Plan Amendment necessary to ensure the ability of the Company to continue to grant Stock Awards to attract and retain employees of the Company.

         Approval of the 1994 Plan Amendment requires the affirmative vote of the holders of record of a majority of the Voting Stock represented and voting, in person or by proxy, at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE 1994 PLAN AMENDMENT.

         The terms of the 1994 Plan and proposed changes thereto are summarized below.

PURPOSES OF THE 1994 STOCK INCENTIVE PLAN

         The purposes of the 1994 Plan are to (i) provide a means by which selected employees of and consultants to the Company and any parent corporation or subsidiary corporation of the Company (an "Affiliate"), as those terms are defined in the Code, may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of Stock Awards, (ii) assist the Company in retaining the services of such individuals, (iii) secure and retain the services of persons capable of performing services for the Company and its Affiliates, and (iv) provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

ADMINISTRATION

         The 1994 Plan is administered by the Board of Directors of the Company, unless the Board delegates administration of the Plan to a committee of the Board of Directors composed of two or more members of the Board (the "Committee") or such lesser number as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and satisfying the other requirements of the 1994 Plan, namely that such Committee members be "disinterested" for purposes of Rule 16b-3. The 1994 Plan also provides that, to the extent required by Section 162(m) of the Code, grants of Stock Awards to any "covered employee," as such term is defined by Section 162(m) (a "Covered Employee"), shall be made only by a subcommittee of the Committee which, in addition to meeting the other applicable requirements of the 1994 Plan, is composed solely of two or more "outside directors" (the "Subcommittee") for purposes of Section 162(m). The Stock Option Subcommittee of the Compensation Committee of the Board of Directors will be the Committee that administers the 1994 Plan, since all of the members of the Subcommittee are both disinterested for purposes of Rule 16b-3 and are outside directors for purposes of Section 162(m) of the Code. As used herein with respect to the 1994 Plan, the "Board" refers to the Compensation Committee (or subcommittee thereof) as well as the Board itself.

         The Board has the final power to construe and interpret the 1994 Plan and the Stock Awards granted under it, and, subject to the provisions of the 1994 Plan, to determine the persons to whom Stock Awards will be granted pursuant to the 1994 Plan; when and how Stock Awards shall be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock grant, a restricted stock grant, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

DURATION, AMENDMENT AND TERMINATION

         The Board may at any time amend or terminate the 1994 Plan, provided, however, that no amendment or termination shall impair or alter any rights granted under the 1994 Plan prior to such amendment or termination without the written consent of the grantee of such rights. Any amendment of the 1994 Plan must be approved by the stockholders of Urohealth if the amendment would (i) materially increase the benefits accruing to participants under the 1994 Plan,
(ii) increase the maximum number of shares of Common Stock that may be acquired in any single calendar year by any individual under the 1994 Plan, (iii) materially increase the number of shares of Common Stock available under the 1994 Plan or to increase the number of shares of stock available for the grants of Incentive Stock Options, or (iv) materially modify the eligibility requirements for participation in the 1994 Plan or the class of employees eligible to receive options under the 1994 Plan or to change the designation or class of persons eligible to receive incentive stock options under the 1994 Plan. Unless sooner terminated, the 1994 Plan will terminate on October 7, 2004.

ELIGIBILITY

         Incentive stock options may be granted only to employees (including executive officers) of the Company or any Affiliate. Stock Awards other than incentive stock options may be granted only to employees (including executive officers) or independent contractors of, or consultants to, the Company or any Affiliate.

STOCK SUBJECT TO THE 1994 PLAN

         Subject to certain adjustments, the stock that currently may be issued pursuant to Stock Awards granted under the 1994 Plan shall not exceed in the aggregate the greater of (a) 2,333,333 shares or (b) 20% of the then outstanding shares of Common Stock, determined as of December 31st for the ensuing twelve month period. If approved by stockholders, the 1994 Plan Amendment would provide that for purposes of calculating the 20% maximum, securities convertible into Common Stock that were granted voting rights on an "as converted" basis would be deemed to be "Common Stock" and such calculation would be determined by reference to the then-current outstanding securities. If Stock Awards granted under the 1994 Plan expire or otherwise terminate without being exercised, the Common Stock not issued under such Stock Awards shall again become available for issuance under the 1994 Plan. The 1994 Plan contains a separate limitation of the maximum aggregate number of shares available for issuance during the life of the Plan with respect to the exercise of incentive stock options. This limitation equals 2,333,333 shares and will not be changed as a result of the amendment. The closing price of the Common Stock as of July 5, 1996 was $________ per share, as reported on the American Stock Exchange.

TERMS OF STOCK AWARDS UNDER THE 1994 PLAN

TERMS OF STOCK OPTIONS

         The following is a description of the terms and conditions of stock options permitted by the 1994 Plan. Such terms and conditions may change from time to time, and the terms and conditions of separate options need not be identical.

         EXERCISE PRICE. The exercise price for any incentive stock option granted under the 1994 Plan may not be less than the fair market value of the stock subject to the option on the date of grant. However, no incentive stock option may be granted to a person who, at the time of the grant, owns stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of the Company or of an Affiliate ("10% Stockholder"), unless the exercise price is at least 110% of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five years from the grant date. The exercise price for any nonstatutory stock option granted under the 1994 Plan may not be less than 85% of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the exercise price of each stock option granted to a Covered Employee shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted.

         In the event of a decline in the value of a share of Common Stock of the Company, the Board has the authority to offer optionees the opportunity to replace outstanding higher-priced options with new lower-priced options, provided, however, that any replaced options still count against the per employee limit described below on the number of shares of Common Stock that may be granted to an individual in the form of options in a given calendar year.

         CONSIDERATION. The exercise price of options granted under the 1994 Plan must be paid either (i) in cash or by check, bank draft or money order at the time the option is exercised, (ii) by delivery of shares of Common Stock (valued at fair market value) owned by optionee or with shares of Common Stock (valued at fair market value) withheld from the shares otherwise deliverable to optionee upon exercising the option, (iii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver the proceeds to the Company, (iv) by delivery of a promissory note with such terms as the Committee requires, or (v) in any combination of the foregoing.

         OPTION EXERCISE. Options granted under the 1994 Plan may be immediately exercisable or allotted in periodic installments as determined by the Board. If the total number of shares subject to an option is allotted in periodic installments, then during each installment period, the option may become exercisable with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to that period and any prior period for which the option was not fully exercised.

         TERM. The term of an incentive stock option granted under the 1994 Plan will not exceed ten years; provided that the term of any incentive stock option granted to a 10% Stockholder will not exceed five years.

         TERMINATION OF OPTION. Although subject to the Board's discretion, optionees generally earn the right to exercise their options by remaining as employees, independent contractors or consultants to the Company or an Affiliate. In addition, generally an option will terminate three months after the optionee ceases to be employed by the Company or an Affiliate or ceases to act as an independent contractor or consultant when (i) termination is due to such person's permanent or total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by or while serving as a consultant to the Company or an Affiliate, in which case the option may, but need not, provide that it may be exercised by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within one year of the optionee's death; or (iii) the option by its terms specifically provides either (A) that it will terminate sooner than three months after termination of the optionee's employment or relationship as a consultant or director or (B) that it may be exercised more than three months after termination of the optionee's relationship with the Company or an Affiliate.

         NONTRANSFERABILITY. To the extent required by Rule 16b-3, an option or SAR may not be transferred by the holder other than by will or by the laws of descent and distribution. If Rule 16b-3 is amended to permit broader transferability of options or SARs, the Board may authorize such broader transferability, subject to any limitations in the Code and Regulations applicable to incentive stock options.

         LIMITATION. No individual may be granted options or SARs or purchase restricted stock (if purchased at the fair market value of the stock on the date of purchase or if vesting is subject to the satisfaction of performance goals) under the 1994 Plan representing more than 400,000 shares of Common Stock in any single calendar year.

TERMS OF STOCK PURCHASES AND BONUSES AND STOCK APPRECIATION RIGHTS

         GENERAL. The Board shall have the authority to grant Stock Awards under the 1994 Plan in the form of stock grants, restricted stock grants, through the sale of restricted stock or through the issuance of SARs. The terms of the stock grant, restricted stock grant, restricted stock purchase agreement or SAR may change from time to time and may vary between participants; however, each shall include the substance of the following provisions:

         CONSIDERATION. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement. Stock grants, restricted stock grants and SARs will be awarded pursuant to a stock grant, restricted stock grant or SAR agreement. The purchase price for stock acquired pursuant to a stock purchase agreement shall be paid either in cash at the time of purchase or, at the discretion of the Board, according to a deferred or other arrangement, or in any other form of legal consideration that may be acceptable to the Board.

         REPURCHASE OPTION BY UROHEALTH. Stock sold or awarded under the 1994 Plan may, but need not, be subject to a repurchase option in favor of Urohealth in accordance with a vesting schedule to be determined by the Board. Should a participant cease to be an employee, independent contractor or consultant of the Company or an Affiliate, then the Company may, in its discretion, decide to repurchase or otherwise acquire any stock which has not vested as of the date of termination.

         LIMITATION. In the event of the sale or grant of stock or restricted stock at less than the fair market value of the stock at the date of sale or grant, which sale or grant is conditioned on the satisfaction of performance goals (which may be measured in one year periods or multiple year periods), the aggregate excess of the fair market value of such stock over the purchase price thereof may not exceed a per individual aggregate of $500,000.

         PERFORMANCE-BASED COMPENSATION. Under the 1994 Plan, the Board is authorized to grant Stock Awards to Covered Employees consisting of stock grants or restricted stock grants that qualify as performance-based compensation under
Section 162(m) of the Code, such that the issuance of, or the lapsing of restrictions on or the vesting of, such Stock Awards is contingent upon attainment of pre-established, objective performance goals. The 1994 Plan provides that the performance goals to be used in connection with such Stock Awards will be revenues and operating profit of the Company, as determined in the sole discretion of the Board.

ADJUSTMENT PROVISIONS

         If any change is made in the stock subject to the 1994 Plan or subject to any Stock Award granted under the 1994 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend (in excess of 2%), dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the classes and maximum number of shares subject to the 1994 Plan and the classes, number of shares and price per share of stock subject to outstanding Stock Awards in order to preserve but not to increase the benefits of such outstanding Stock Awards.

         In the sole discretion of the Board and to the extent permitted by applicable law, any stock option, SAR, stock bonus or any stock purchase agreement evidencing any of the above may provide that, in the event of a change in control of the Company (i) any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and exercisable, and (ii) any restricted stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights. However, an outstanding option may not be accelerated by the Board if and to the extent such option is, in connection with the transaction giving rise to the change of control, either assumed or replaced by the successor. A change in control is defined in the 1994 Plan to include (i) the acquisition of beneficial ownership (as defined in the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that the majority of the members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who have been (A) Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause "(A") who were still in office at the time such election or nomination was approved by the Board; (iii) approval by the Company's stockholders of a merger or consolidation in which the Company is not the surviving company, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(iv) approval by the Company's stockholders of the sale, transfer or other disposition of the assets of the Company or the complete liquidation or dissolution thereof; or (v) approval by Company's stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than 50% of the total combined voting power of the Company's then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         If the Board incorporates a change of control provision in any option or SAR agreement, such agreement shall provide that, in the event of a change in control as described in clauses (i), (ii) and (v) above, the option or SAR shall remain exercisable for the remaining term of the option. Further, in the event of a change in control as described in clauses (iii) or (iv) above, the option or SAR shall terminate as of the effective date of such change in control. In no event shall any option or SAR be exercised after the expiration of the term provided for in the related stock option or SAR agreement. In its discretion, the Board may provide that in the event of a change of control, any outstanding option or SAR will be fully vested, nontransferable and become exercisable, and that any restricted stock shall be released from restrictions on transfer and repurchase and forfeiture rights.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK AWARDS GRANTED UNDER THE 1994 PLAN

INCENTIVE STOCK OPTIONS

         Incentive stock options under the 1994 Plan are intended to be eligible for the federal income tax treatment accorded "incentive stock options" under
Section 422 of the Code. Incentive stock options generally have the following tax consequences:

         There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long term capital gain or loss. In this event, the Company will not be allowed a business expense deduction with respect to the disposition of shares. However, if the optionee disposes of the stock before the expiration of either of the above-stated holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

NONSTATUTORY STOCK OPTIONS

         Nonstatutory Stock Options under the 1994 Plan generally have the following federal income tax consequences:

         There generally are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

STOCK PURCHASES AND BONUSES AND STOCK APPRECIATION RIGHTS

         Stock grants, restricted stock grants, restricted stock purchases and SARs granted under the 1994 Plan have the following federal income tax consequences:

         Generally, a recipient of stock under the 1994 Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the 1994 Plan, however, may make a Section 83(b) election whereby the recipient elects to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date (such valuation taking into account the restrictions, if any, on the stock and the risk of forfeiture thereof) and any amount paid by the recipient for the stock.

         With respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

         Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK APPRECIATION RIGHTS

         Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right.

         The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount.

         Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least one year. See the discussion of the taxation of capital gains and losses under "Incentive Stock Options" above.

OTHER TAX CONSEQUENCES

         The foregoing discussion is not a complete description of the federal income tax aspects of Stock Awards granted under the 1994 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

         Participants in the 1994 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of Untied States federal income taxes.

NEW PLAN BENEFITS

         Because stock awards under the 1994 Plan are discretionary, the benefits to be received under the plan by any director, officer or employee of the Company cannot presently be determined.

                                 PROPOSAL SIX -
                        APPROVAL OF 1996 DIRECTORS' STOCK
                                 INCENTIVE PLAN

         A proposal to approve the adoption of Urohealth's 1996 Director's Stock Incentive Plan (the "Directors' Plan") will be presented to the stockholders of the Company at the Annual Meeting. Subject to stockholder approval, the Board of Directors of the Company, on July 2, 1996, approved the Directors' Plan, which authorizes the issuance of up to 300,000 shares of Common Stock in the form of stock options (the "Options") to non-employee directors of the Company.

         The Board of Directors believes that the Directors' Plan is in the best interest of the Company, because the existing plan is outdated in light of changes to applicable law, fails to adequately compensate directors for their services and has few remaining shares available for grant. The Board of Directors believes that the Directors' Plan will assist the Company in its efforts to recruit and retain qualified directors and will more closely align the Director's interest with those of the stockholders through increased stock ownership.

         Approval of the Directors' Plan requires the affirmative vote of the holders of record of a majority of the Voting Stock represented and voting, in person or by proxy, at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE DIRECTORS' PLAN PROPOSAL.

         The terms of the Directors' Plan are summarized below.

DESCRIPTION OF THE DIRECTORS' PLAN

         Under the Directors' Plan each non-employee director of the Company (a "Non-Employee Director") will receive a nonqualified option to purchase 7,500 shares of Common Stock (an "Initial Grant") on August 15, 1995, or, if later, upon his or her first election or appointment to the Board of Directors. In addition, the Directors' Plan provides that each Non-Employee Director who is a director immediately prior to an annual meeting of the Company's stockholders and who continues to be a director after such meeting will be granted an option to purchase 7,500 shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one year. Each Subsequent Grant will be made on the date of the annual stockholders' meeting in question.

         The exercise price per share of each option granted under the Directors' Plan will be the fair market value of the Company's Common Stock on the date the option is granted. Payment of the exercise price of any option to purchase Common Stock granted under the Directors' Plan may be made in whole or in part in (i) cash, (ii) Common Stock held by the Non-Employee Director or withholding of shares otherwise deliverable upon exercise, or (iii) by delivery of an irrevocable direction to a broker to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Common Stock. The term of each option will be ten years from the grant date.

         Options granted under the Directors' Plan vest on the first anniversary of the date of grant, subject to earlier vesting upon a change of control or corporate transaction. Under the plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person or
(ii) a change in the composition of the members of the Board over a three year period to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the plan a "corporate transaction" consists of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED UNDER THE DIRECTORS' PLAN

         There generally are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. The Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                                NEW PLAN BENEFITS
                      1996 DIRECTORS' STOCK INCENTIVE PLAN

    NAME AND POSITION          DOLLAR VALUE ($)         NUMBER OF UNITS
    -----------------          ----------------         ---------------
Non-Executive Director Group          0                      60,000*

- - -----------------------
* Reflects grants of options to purchase 7,500 shares of Common Stock to each Director, except Dr. Blutt and Mr. Gross, on August 15, 1996 upon approval of the Directors' Plan Proposal. Annual grants thereafter are not presently determinable. All options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                          STOCKHOLDER PROPOSALS FOR THE
                               1997 ANNUAL MEETING

         Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1997 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one above not later than January __, 1997.

                       DIRECTORS' APPROVAL AND CERTIFICATE

         The contents and sending of this Proxy Statement have been approved by the Company's Board of Directors.

         A stockholder wishing to be represented by proxy at the meeting or any adjournment thereof must deposit its duly executed form of proxy with the Company's transfer agent and registrar, American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005, on or before the close of business on the last day preceding the day of the meeting or any adjournment thereof at which the proxy is to be voted, or deliver it to the Chairman of the Meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, UROHEALTH SYSTEMS, INC., 5 CIVIC PLAZA, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660.


                                            By Order of the Board of Directors



Newport Beach, California                   Kevin M. Higgins
July ___, 1996                              Secretary

                                                                      APPENDIX 1

                             UROHEALTH SYSTEMS, INC.
                            5 CIVIC PLAZA, SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF UROHEALTH SYSTEMS, INC. TO BE HELD ON JULY 25, 1996.

         The undersigned hereby appoints Charles A. Laverty, James L. Johnson and Kevin M. Higgins, each with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Stockholders of UROHEALTH SYSTEMS, INC. (the "Company") to be held at the corporate offices located at 5 Civic Plaza, Suite 100, Newport Beach, California 92660 at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

         This proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, this proxy will confer discretionary authority and will be voted FOR the nominees listed on the reverse side hereof and FOR approval of Proposals 2, 3, 4, 5 and 6. This proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of meeting accompanying this proxy and other matters which may properly come before the meeting. A stockholder has the right to appoint a person, who need not be a stockholder, to attend and act on his behalf at the meeting, other than the person designated in this form of proxy, such right may be exercised by inserting the name of such person in the blank space provided.

SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

     PLEASE MARK
/X/  YOUR VOTES AS
     IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AND NOMINEES:

                                                             FOR    WITHHELD
1. Election of Directors
                                                             / /       / /

NOMINEES: Charles A. Laverty, Mitchell J. Blutt,
M.D., Abbey J. Butler, John Chamberlin, Robert W.
Elkins, M.D., Melvyn J. Estrin,  C. Sage Givens,
Lawrence Goelman, Michael S. Gross, James B. Osbon,
Julian W. Osbon, Francis J. Tedesco and Gerald W. Timm

For, except vote withheld from the following nominee(s);

- - ---------------------

                                                         FOR   AGAINST   ABSTAIN

2.  RATIFICATION of the selection of Ernst &             / /     / /       / /
Young LLP as the independent auditors of the Company for the fiscal year ended March 31, 1997.

3.  APPROVAL of an amendment to the Company's            / /     / /       / /
Certificate of Incorporation to increase the total number of authorized shares to 55,000,000, consisting of 50,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share.

4. APPROVAL of amendment to the Company's                / /     / /       / /
Certificate of Incorporation to entitle the holders of the Company's 8.75% Convertible Subordinated
Debentures due 2006 to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock (and any other shares of capital stock of the Company entitled to vote at a meeting of stockholders) as one class.

5. APPROVAL of an amendment to the Company's             / /     / /       / /
1994 Stock Incentive Plan to clarify that when determining the maximum number of shares issuable under the plan, that the Company's
Convertible Subordinated Debentures and other securities that vote with the holders of Common
Stock on an "as converted" basis are included in the calculation.

6. APPROVAL of the adoption of the 1996                  / /     / /       / /
Directors' Stock Incentive Plan to permit the issuance of options to the Company's non-employee directors into an aggregate of 300 shares of Common Stock.

Please sign, date and return the proxy card promptly in the enclosed envelope.

________________________________________  DATE ___________________________, 1996
          Please Sign Here                     Signature (if held jointly)

NOTE: Please sign exactly as name appears. When signing as executor, administrator, attorney, trustee or guardian please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

                                   Appendix 2

                            UROHEALTH SYSTEMS, INC.

               1996 DIRECTORS' NON-QUALIFIED STOCK INCENTIVE PLAN

         1.       Establishment and Purpose.

                  (a) UROHEALTH Systems, Inc., a Delaware corporation (the "Company"), hereby adopts its 1996 Directors' Stock Incentive Plan. The Plan is intended to provide a means whereby eligible members of the Board may be given an opportunity to purchase shares of Stock pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Code.

                  (b) The purpose of the Plan is to enable the Company to attract qualified individuals to serve as members of the Board, to provide additional performance incentives to such individuals while serving as directors, and to encourage their continued service on the Board.

         2.       Definitions.

                  As used herein, the following definitions shall apply:

                  (a) "Affiliate" shall mean any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                           - the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person or related group of Persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, or

                           - a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Company" shall mean UROHEALTH Systems, Inc., a Delaware corporation.

                  (f) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                  (g) "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

                           - a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

                           - the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in complete liquidation or dissolution of the Company, or

                           - any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger.

                  (h)      "Director" shall mean a member of the Board.

                  (i) "Effective Date" shall mean the date this Plan is adopted by the Board.

                  (j) "Employee" shall mean any person who is an employee of the Company, or any Affiliate of the Company, for purposes of tax withholding under the Code. The payment of a director's fee by the Company shall not be sufficient to render the recipient of such fee an Employee.

                  (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" shall mean the price which the Board acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts; provided, however, that where there exists a public market for the Stock at the time of such determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of a share of Stock or the closing price of a share of Stock quoted on The American Stock Exchange, The Nasdaq National Market or on any exchange on which the Stock is then listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal on the trading day prior to the date of determination of Fair Market Value.

                  (m) "Option" shall mean an option to purchase shares of Stock granted pursuant to the Plan.

                  (n) Option Certificate" shall mean the written certificate setting forth the terms of an Option in the form attached as Exhibit A hereto.

                  (o) "Optionee" shall mean an Outside Director who receives an Option.

                  (p) "Outside Director" shall mean a Director who is not an Employee.

                  (q) "Person" shall mean a natural person, corporation, partnership, limited liability company, joint venture, trust, or any other entity and any government or instrumentality of a government.

                  (r) "Plan" shall mean this UROHEALTH Systems, Inc. 1996 Directors' Stock Incentive Plan.

                  (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (t) "Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

         3.       Stock Subject to the Plan.

                  Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be made subject to Options and sold under the Plan is 300,000 shares of Stock. If an Option expires or becomes unexercisable for any reason and has not been exercised in full, the Stock subject to such Option shall be available for future grant under the Plan. If Stock which was acquired upon exercise of an Option is subsequently repurchased by the Company, such Stock shall not be available for future grants under the Plan.

         4.       Interpretation and Administration of the Plan.

                  (a) The Plan shall be administered (the "Adminstrator") by (i) the Board or (ii) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the applicable laws and to permit such grants and related transactions under the Plan to be exempt from
Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                  (b) Subject to applicable laws, the provisions of the Plan (including any other powers given to the Administrator hereunder) and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                           to select the directorsd to whom Options may from
time to time be granted hereunder;

                           to determine whether and to what extent Options are
granted hereunder;

                           to determine the number of shares of Common Stock to
be covered by each Option granted hereunder;

                           to approve forms of Option Agreements for use under
the Plan;

                           to determine the terms and conditions of any Option
granted hereunder;

                           to amend the terms of any outstanding Option granted
under the Plan including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                           to construe and interpret the terms of the Plan and
Options granted pursuant to the Plan; and

                           to take such other action, not inconsistent with the
terms of the Plan, as the Administrator deems appropriate.

                  (c) All decisions, determinations and interpretations of the Administrator shall be final and binding on the Optionees and any other holders of Options intended by the Administrator to be affected thereby.

         5.       Option Grants.

                  (a) All grants of Options hereunder shall be made in accordance with the provisions of this Section 5.

                  (b) An option to purchase 7,500 shares of Stock shall be granted ("Initial Grant") to each Outside Director, such Initial Grant to be made (i) to the then existing Outside

Directors on August 15, 1996, and (ii) to other Outside Directors elected or appointed to the Board after the Approval Date on the date each such Outside Director first becomes an Outside Director of the Company. Beginning with the 1997 annual meeting of the Company's stockholders and thereafter at each subsequent annual meeting of the Company's stockholders, each Outside Director who continues as an Outside Director immediately following each such annual meeting shall be granted an option to purchase 7,500 shares of Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Outside Director who has not served as an Outside Director of the Company, as of the time of such annual meeting, for at least one year. Each Subsequent Grant shall be made on the date of the annual stockholders' meeting in question. If any Option ceases to be exercisable in whole or in part, the shares which were subject to such Option, but as to which the Option had not been exercised, shall continue to be available under the Plan.

         6.       Terms and Conditions of Options.

                  (a) Each Option granted pursuant to the Plan shall be evidenced by an Option Certificate executed by the Company and the Optionee.

                  (b) The exercise price per share of Options granted under the Plan shall be 100% of the Fair Market Value per share of Stock on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof.

                  (c) Subject to the provisions in the Option Certificate and Sections 10(e) and 10(f) hereof, each Option shall vest and become exercisable twelve (12) months after the date of grant.

                  (d) The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period shall apply.

         7.       Eligibility.

                  Options may be granted only to Outside Directors. No Optionee shall have any rights as a stockholder of the Company as a result of the grant of an Option under the Plan or his or her exercise of such Option pending the actual issuance by the Company of the Stock subject to such Option. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights that the Director or the Company may have to terminate his or her directorship at any time.

         8.       Term of Plan; Effective Date.

                  The Plan shall become effective on the Effective Date, subject to approval of the Plan by the stockholders of the Company. If the Effective Date precedes such stockholder approval any Option granted under the Plan prior to such approval shall be conditioned upon approval by stockholders of the Plan. Options may be granted under the Plan at any time on or before the tenth anniversary of the date of adoption of the Plan.

         9.       Payment Upon Exercise.

                  Payment of the exercise price upon exercise of any Option may be made (i) in cash, (ii) by delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the Board to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) with shares of Stock owned by the Optionee or withholding of shares otherwise deliverable to the Optionee upon exercise of the Option; or
(iv) any combination of the foregoing. Any stock used to exercise an Option shall be valued at its Fair Market Value on the date of the exercise of the Option.

         10.      Exercise of Option.

                  (a) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Certificate by the person entitled to exercise the Option and full payment for the Stock has been received by the Company in accordance with Section 9 hereof. An Option may not be exercised for a fraction of a share of Stock.

                  (b) If an Optionee ceases to serve as a Director (other than as a result of disability, death or following a Change in Control), he or she may, but only within three (3) months after the date he or she ceases to be a Director, exercise his or her then outstanding Options to the extent that he or she was entitled to exercise them at the date of such termination. Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of its term set forth in Section 6. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Notwithstanding the provisions of Section 9(b) above, in the event an Optionee is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within twelve (12) months from the date of such termination, exercise his or her then outstanding Options to the extent he or she was entitled to exercise them at the date of such termination. Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of its term set forth in Section 6. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d)      If during the term of his or her Option, an Optionee
(A) dies and had been in Continuous Status as a Director at the time of his or her death, or (B) dies within three (3) months after termination of Continuous Status as a Director, the Option may be exercised at any time within twelve (12) months following the date of the Optionee's death by the Optionee's personal representative or by a person who acquired the right to exercise the Option by bequest or intestate succession, but only to the extent the Optionee was entitled to exercise the Option at the time of his or her termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

                  (e) Should any Corporate Transaction occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all or any portion of the shares at the time represented by such Option and may be exercised with respect to any or all of such shares represented by the Option prior to the specified effective date of such Corporate Transaction. Immediately following the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor company or its parent.

                  (f) Should a Change in Control occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the effective date of such Change in Control, for all of the shares at the time subject to such Option and may be exercised with respect to any or all of such shares represented by the Option. The Option shall remain so exercisable until the expiration or sooner termination of the Option term.

         11.      Nontransferability of Options.

                  Options hereunder shall be transferable to the extent permitted under the Option Agreement.

         12.      Adjustment Upon Changes in Capitalization.

                  In the event that the number of outstanding shares of Stock of the Company is changed through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the capital structure of the Company without consideration, the number of shares of Stock available under the Plan, the number of shares of Stock deliverable in connection with any Option and the exercise price per share of such Option shall be proportionately adjusted; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

         13.      Amendment and Termination of the Plan.

                  (a) The Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that to the extent necessary to comply with any other applicable law or regulation, the Company shall obtain approval by the Company's stockholders to amend the Plan to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Sections 5 and 6 of the Plan shall not be amended periodically and in no event more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or any applicable rules and regulations thereunder.

                  (b) The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Options already granted hereunder, and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended.

                  (c) Except as otherwise provided herein, rights and obligations under any outstanding Option shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Option was granted or transferred.

         14.      Conditions Upon Issuance of Stock.

                  (a) Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or national market system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability for failure to issue or sell such Stock.

         15.      Reservation of Stock.

                  The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.